Exhibit 1.02

HeartWare International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2013

Unless the context requires otherwise, references in this Conflict Minerals Report to “HeartWare,” “the Company,” “HeartWare Group,” “we,” “us” and “our” refer to HeartWare International, Inc. and its consolidated direct and indirect subsidiaries.

This is the Conflict Minerals Report of HeartWare for the calendar year ended December 31, 2013, which has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain disclosure obligations on SEC reporting registrants that manufacture or contract to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and/or gold (collectively, “ 3TG” or “Conflict Minerals” for the purposes of this assessment), that originated in the Democratic Republic of the Congo (DRC) or certain adjoining countries (collectively, the “Covered Countries”).

If a registrant has reason to believe that any 3TG in its supply chain may have originated in a Covered Country, or if a registrant is unable to determine the country of origin of a 3TG, then the registrant must exercise due diligence to identify the 3TG’s source and chain of custody. The registrant must annually submit to the SEC a report, called a Conflict Minerals Report, which includes a description of those due diligence measures and the registrant’s assessment of the results of its diligence efforts.

In accordance with the Rule, HeartWare has conducted a good faith reasonable country of origin inquiry to determine the origin of the 3TG contained in certain of its products. This good faith reasonable country of origin inquiry was designed to determine whether any of the 3TG originated in the Covered Countries and whether any of the 3TG may be from recycled or scrap sources. Following this inquiry, the Company was unable to determine whether the 3TG necessary to the functionality or production of certain of its products (as further discussed below) originated in the Covered Countries and whether 3TG may be from recycled or scrap sources. The Company then made additional efforts to determine the source and chain of custody of the 3TG. The Company’s due diligence efforts were consistent with the framework described in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (including the Supplement on Tin Tantalum and Tungsten and the Supplement on Gold). “OECD” is an abbreviation for The Organisation for Economic Co-operation and Development. The OECD Due Diligence Guidance is an internationally recognized due diligence framework.

No independent private sector audit related to this Conflict Minerals Report has been completed.

1. Company Overview

HeartWare is a medical device company that develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare Ventricular Assist System (the “HVAD System”), which includes a ventricular assist device (“VAD”) or blood pump, patient accessories and surgical tools, is designed to provide circulatory support for patients in the advanced stage of heart failure. The core of the HVAD System is a proprietary continuous flow blood pump, the HVAD Pump, which is a full-output device capable of pumping up to 10 liters of blood per minute. The HVAD System is designed to be implanted adjacent to the heart, avoiding abdominal surgery, which is generally required to implant similar devices.

In November 2012, we received approval from the United States Food and Drug Administration (“FDA”) for the HVAD System as a bridge to heart transplantation in patients with end-stage heart failure. The HVAD System has been available in the European Union since receiving CE marking in 2009. In May 2012, we received an expanded European label for long-term use of the HVAD System in all patients at risk of death from refractory, end-stage heart failure. The HVAD System has been implanted in patients at over 230 health care sites in 37 countries.

HeartWare is also developing next-generation blood pumps that contain 3TG.

2. 3TG Review Process

HeartWare’s 3TG review process included the development of a Conflict Minerals Policy, the establishment of an internal working group with cross functional team members as well as senior executives, initiation of modifications to supply agreements to incorporate requirements related to supply chain sourcing and 3TG, communications to suppliers and a due diligence compliance process. HeartWare’s executive leadership team has been apprised of progress, and that team has in turn periodically updated the Audit Committee of the Board of Directors with respect to HeartWare’s due diligence efforts and ongoing compliance obligations.

3. Product Analysis

HeartWare conducted an analysis of its products and determined that 3TG can be found in the HVAD System as well as products under development.

The following table describes the presence of 3TG in HeartWare products. Unless otherwise specified, 3TG is present in the product components of the HVAD System and of products under development.

3TG ITEM	PRODUCT COMPONENT
Tin	Semiconductor packaging; Solder; Connectors; Wire
Tungsten	Integrated circuits
Tantalum	Capacitors
Gold	Integrated circuits; Printed circuit boards; Connectors. Products under development: USB cable and connector braze

Therefore, HeartWare products are subject to the reporting obligations of the Rule.

3. Reasonable Country of Origin Inquiry (RCOI)

HeartWare does not purchase raw ore or unrefined 3TG directly from mines, smelters or refiners and makes no direct purchases of any minerals in the Covered Countries. The Company’s supply chain is complex, with multiple intermediaries and third parties in the supply chain between the manufacture of the components that contain 3TG and the original sources of the 3TG. HeartWare must therefore rely upon its suppliers to provide information on the origin of the 3TG contained in components and materials supplied to HeartWare, including sources of 3TG that are supplied to them from upstream suppliers. Further, the Company believes that the smelters and refiners of 3TG are best situated to identify the sources of the 3TG, and therefore has taken steps to identify the smelters of 3TG in HeartWare’s supply chain.

HeartWare identified nine (9) suppliers from which it purchases components for HeartWare products that may include 3TG. HeartWare provided the EICC-GeSI Conflict Minerals Reporting Template (“Template”) to each of these nine (9) suppliers. The Template requires a supplier to make representations regarding (i) the country of origin for the Conflict Minerals contained in the components or products it provides to the Company, (ii) all of the smelters in the supplier’s supply chain for Conflict Minerals, (iii) whether the smelter has been validated as being in compliance with the Conflict-Free Smelter Program, (iv) whether the supplier has its own Conflict Minerals policy that requires its own direct suppliers to be conflict-free, and (v) whether the supplier uses the Template with its own suppliers to gather similar information.

Most HeartWare direct suppliers have completed their respective Templates and provided the completed Templates to HeartWare. HeartWare has relied on these supplier responses to provide information about the source of 3TG contained in the product components supplied to HeartWare. HeartWare’s direct suppliers may be similarly reliant upon information provided to them by upstream suppliers.

4. Product Component Determination: DRC Conflict Undeterminable

On the basis of the due diligence measures described in this Conflict Minerals Report, HeartWare has concluded in good faith that during the reporting period from January 1 to December 31, 2013 (“Reporting Period”), the 3TG contained in our products that originated or may have originated from the Covered Countries are DRC conflict undeterminable. HeartWare reached this conclusion because we do not have sufficient information from suppliers regarding all of the upstream suppliers, smelters or refiners that processed the 3TG in our product components to conclude whether the 3TG originated in the Covered Countries and, if so, whether the 3TG were from recycled or scrap sources or were or were not from other conflict-free sources.

Based on information provide to HeartWare by its suppliers and otherwise obtained through our due diligence process, HeartWare has determined that the smelters and refineries listed in the table below are among those that may be used to process the 3TG contained in HeartWare products:

	CONFLICT MINERAL	SMELTER NAME	SMELTER FACILITY LOCATION: COUNTRY
1	Gold	Aida Chemical Industries Co. Ltd	Japan
2	Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
3	Gold	AngloGold Ashanti Mineração Ltda	Brazil
4	Gold	Argor-Heraeus SA	Switzerland
5	Gold	Asahi Pretec Corporation	Japan
6	Gold	Asaka Riken Co. Ltd	Japan
7	Gold	Aurubis AG	Germany
8	Gold	Bauer Walser AG	Germany
9	Gold	Caridad	Mexico
10	Gold	Chugai Mining	Japan
11	Gold	Codelco	Chile
12	Gold	Dowa	Japan
13	Gold	Foxxconn	Taiwan
14	Gold, Tin	FSE Novosibirsk Refinery	Russian Federation
15	Gold	Guang Zhou Jin Ding	China
16	Gold	Harmony Gold Refinery	South Africa
17	Gold, Tin	Heraeus Ltd Hong Kong	Hong Kong
18	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
19	Gold	Heraeus USA	United States
20	Gold	Hisikari Mine	Japan
21	Gold	Hon-Hai	Taiwan
22	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
23	Gold	Johnson Matthey Inc	United States
24	Gold	Johnson Matthey Limited	Canada
25	Gold	JX Nippon Mining & Metals Co., Ltd	Japan
26	Gold	Kennecott Utah Copper LLC	United States
27	Gold	Kojima Chemicals Co. Ltd	Japan
28	Gold	LS-Nikko Copper Inc	Korea, Republic of
29	Gold	Materion	United States
30	Gold	Matsuda Sangyo Co. Ltd	Japan
31	Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
32	Gold	Metalor Technologies SA	Switzerland
33	Gold	Metalor USA Refining Corporation	United States
34	Gold, Tin, Tungsten	Mitsubishi Materials Corporation	Japan
35	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
36	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
37	Gold	Nihon Material Co. LTD	Japan
38	Gold	Ohio Precious Metals LLC.	United States
39	Gold	OMG Electrochemicals	United States
40	Gold	Pan Pacific Copper Co. LTD	Japan
41	Gold	Royal Canadian Mint	Canada
42	Gold	SEMPSA Joyeria Plateria SA	Spain
43	Gold	Senju Metal Industry Co Ltd	Japan
44	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	China
45	Gold	Shenzhen Tiancheng Chemical Co Ltd	China
46	Gold	So Accurate Refining	United States

47	Gold	Solar Applied Materials Technology Corp.	Taiwan
48	Gold	Sumitomo Metal Mining Co. Ltd.	Japan
49	Gold	Suzhou Xingrui Noble	China
50	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
51	Gold	The Great Wall Gold and Silver Refinery of China	China
52	Gold	The Refinery of Shandong Gold Mining Co., Ltd	China
53	Gold	Timah Company	Indonesia
54	Gold	Tokuriki Honten Co. Ltd	Japan
55	Gold	UBS AG Bahnhofstr.	Switzerland
56	Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
57	Gold	United Precious Metal Refining, Inc.	United States
58	Gold	Western Australian Mint trading as The Perth Mint	Australia
59	Gold	Williams Bufalo	United States
60	Gold	Wuxi Middle Treasure Materials	China
61	Gold	Xstrata Canada Corporation	Canada
62	Gold	Yokohama Metal Co Ltd	Japan
63	Gold	Yoo Chang Metal	Korea, Republic of
64	Gold	Zhongjin Gold Corporation Limited	China
65	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
66	Gold	Zijin Mining Group Co. Ltd	China
67	Tin	Amalgamet Inc	Peru
68	Tin	Brinkmann Chemie AG	Germany
69	Tin	CFC Cooperative dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
70	Tin	China Tin Group Co. Ltd	China
71	Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
72	Tin	Cookson	United States
73	Tin	Cooper Santa	Brazil
74	Tin	CV DS Jaya Abadi	Indonesia
75	Tin	CV Duta Putra Bangka	Indonesia
76	Tin	CV JusTindo	Indonesia
77	Tin	CV Makmur Jaya	Indonesia
78	Tin	CV Nurjanah	Indonesia
79	Tin	CV Prima Timah Utama	Indonesia
80	Tin	CV Serumpun Sebalai	Indonesia
81	Tin	CV United Smelting	Indonesia
82	Tin	EM Vinto	Bolivia
83	Tin	Feinhütte Halsbrücke GmbH	Germany
84	Tin	Fenix Metals	Poland
85	Tin	Fuji Metal Mining Corp	Taiwan
86	Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
87	Tin	Gejiu Zi-Li	China
88	Tin	Gold Bell Group	China
89	Tin	Guangxi Pinggui PGMA Co. Ltd.	China
90	Tin	Huichang Jinshunda Tin Co. Ltd	China
91	Tin	Huichang Shun Tin, Kam Industries Ltd.	China
92	Tin	Jiangxi Nanshan	China
93	Tin	Kai Unita Trade Limited Liability Company	China

94	Tin	KOBA	Indonesia
95	Tin	Linwu Xianggui Smelter Co	China
96	Tin	Liuzhou China Tin	China
97	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
98	Tin	Mentok Smelter	Indonesia
99	Tin	Metallo Chimique	Belgium
100	Tin	Mineração Taboca S.A.	Brazil
101	Tin	Minmetals Ganzhou Tin Co. Ltd.	China
102	Tin	Minsur	Peru
103	Tin	Novosibirsk Integrated Tin Works	Russian Federation
104	Tin	OM Manufacturing Phils. Inc.	Philippines
105	Tin	OMSA	Bolivia
106	Tin	PT Alam Lestari Kencana	Indonesia
107	Tin	PT Artha Cipta Langgeng	Indonesia
108	Tin	PT Babel Inti Perkasa	Indonesia
109	Tin	PT Babel Surya Alam Lestari	Indonesia
110	Tin	PT Bangka Kudai Tin	Indonesia
111	Tin	PT Bangka Putra Karya	Indonesia
112	Tin	PT Bangka Timah Utama Sejahtera	Indonesia
113	Tin	PT Bangka Tin Industry	Indonesia
114	Tin	PT Belitung Industri Sejahtera	Indonesia
115	Tin	PT BilliTin Makmur Lestari	Indonesia
116	Tin	PT Bukit Timah	Indonesia
117	Tin	PT DS Jaya Abadi	Indonesia
118	Tin	PT Eunindo Usaha Mandiri	Indonesia
119	Tin	PT Fang Di MulTindo	Indonesia
120	Tin	PT HP Metals Indonesia	Indonesia
121	Tin	PT Koba Tin	Indonesia
122	Tin	PT Mitra Stania Prima	Indonesia
123	Tin	PT Panca Mega	Indonesia
124	Tin	PT Refined Banka Tin	Indonesia
125	Tin	PT Sariwiguna Binasentosa	Indonesia
126	Tin	PT Stanindo Inti Perkasa	Indonesia
127	Tin	PT Sumber Jaya Indah	Indonesia
128	Tin	PT Tambang Timah	Indonesia
129	Tin	PT Timah	Indonesia
130	Tin	PT Timah Nusantara	Indonesia
131	Tin	PT Tinindo Inter Nusa	Indonesia
132	Tin	PT Yinchendo Mining Industry	Indonesia
133	Tin	Pure Technology	Russian Federation
134	Tin	Rohm und Haas	Germany
135	Tin	Samhwa Mon-ferrorus Metal Ind. Co. Ltd	Korea, Republic of
136	Tin	Shen Mao Solder(m) Sdn Bhd	Malaysia
137	Tin	Tamura	Japan
138	Tin	Thaisarco	Thailand
139	Tin	Unit Timah Kundur PT Tambank	Indonesia
140	Tin	Westfalenzinn J. Josh KG	Germany
141	Tin	White Solder Metalurgia	Brazil

142	Tin	WKK PCB Trading Ltd.	China
143	Tin	Xihai	China
144	Tin	Yunnan Chengfeng	China
145	Tin	Yunnan Tin Company Limited	China
146	Tin	YunXi	China
147	Tungsten	A.L.M.T. Corp.	Japan
148	Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
149	Tungsten	China National Non-ferrous	China
150	Tungsten	Gan Bei Tungsten Industry	China
151	Tungsten	Ganzhou Huaxing Tungsten	China
152	Tungsten	Global Tungsten & Powders Corp	United States
153	Tungsten	HC Starck GmbH	Germany
154	Tungsten	Hitachi	Japan
155	Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
156	Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
157	Tungsten	Taegutee	Korea, Republic of
158	Tungsten	Williams Brewster	United States
159	Tungsten	Wolfram Company CJSC	Russian Federation
160	Tungsten	Xiamen Tungsten Co Ltd	China
161	Tungsten	ZhuZhou Cemented Carbide Works Imp.&Exp.co	China

Tracing 3TG back to their mine of origin is a complex aspect of sourcing in a supply chain. We have relied primarily upon our supplier Template submissions and believe that the smelters identified represent the most reasonable known mine of origin information available.

We have been notified by one of our suppliers that a potential smelter of tin in its supply chain may have sourced from the Covered Countries during the Reporting Period. However, this smelter has been audited by a third party and verified as compliant with the Conflict-Free Smelter Program (CSFP) assessment protocol.